                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-R1
                                 ISSUING ENTITY




                                FINAL TERM SHEET





                           $370,736,146 (APPROXIMATE)




                                INDYMAC MBS, INC.
                                    DEPOSITOR


                           [INDYMAC BANK, F.S.B. LOGO]

                          SPONSOR, SELLER AND SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus . Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus . If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

         The information in this free writing prospectus , if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED MAY 30, 2006
                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-R1


             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JUNE 26, 2006

                              ---------------------

         The following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

   ---------------------------------------------------------------------------------------------------------------------
                                                                                       INITIAL CLASS
                           INITIAL CLASS        PASS-THROUGH                            CERTIFICATE       PASS-THROUGH
          CLASS         CERTIFICATE BALANCE   FLOATING RATE(1)         CLASS              BALANCE           RATE(1)
   ---------------------------------------------------------------------------------------------------------------------
      Class A-1             $ 74,147,209          Floating         Class A-R                   $100          6.00%
   ---------------------------------------------------------------------------------------------------------------------
      Class A-2            $ 296,588,837          Floating
   ---------------------------------------------------------------------------------------------------------------------

--------------
(1) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and initial ratings, in the tables under "Summary--Description of the Certificates"in this free writing prospectus. The tables also show the index used to calculate the pass-through rate of the Class A-1 and Class A-2 Certificates.

                                     SUMMARY

ISSUING ENTITY

Residential Asset Securitization Trust 2006-R1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

SPONSOR, UNDERLYING CERTIFICATE SELLER AND UNDERWRITER

Goldman, Sachs & Co., a New York limited partnership and one of the principal U.S. regulated subsidiaries of The Goldman Sachs Group, Inc. Its address is 85 Broad Street, New York, New York 10004, and its telephone number is 212-902-1000.

SIGNIFICANT OBLIGOR

Residential Asset Securitization Trust 2006-A3CB, a common law trust formed under the laws of the State of New York, which is responsible for 100% of the assets of the issuing entity

TRUSTEE AND RESECURITIZATION SERVICER

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06R1, and its telephone number is (714) 247-6000.

TRUST AGREEMENT

The trust agreement dated as of the closing date among the underlying certificate seller, the depositor and the trustee, under which the issuing entity will be formed.

CLOSING DATE

On or about May 31, 2006.

OFFERED CERTIFICATES

Residential Asset Securitization Trust 2006-R1 will issue three classes of certificates, all of which are being offered by this free writing prospectus and the accompanying prospectus.

TRUST ASSETS

The assets of Residential Asset Securitization Trust 2006-R1 will consist of 100% of the IndyMac MBS, Inc., Residential Asset Securitization Trust 2006-A3CB, Mortgage Pass-Through Certificates, Series 2006-C, Class A-1 Certificates (referred to in this free writing prospectus as the deposited underlying certificates), having a class certificate balance as of the close of business on May 25, 2006 of approximately $370,736,146.

The deposited underlying certificates represent a senior ownership interest in the underlying trust. The assets of the underlying trust consist primarily of a pool of 30-year conventional fixed-rate mortgage loans secured by first liens on one-to four-family residential properties.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue three classes of certificates, all of which are offered by this free writing prospectus and the accompanying prospectus:

                            INITIAL
                     CERTIFICATE PRINCIPAL                                       FINAL SCHEDULED           INITIAL RATING
       CLASS                BALANCE                      TYPE                 DISTRIBUTION DATE (1)      (MOODY'S/S&P) (2)
-------------------- ---------------------      -----------------------       ---------------------      -----------------

A-1.................      $74,147,209           Senior/Inverse Floating          January 25, 2046             Aaa/AAA
                                                   Pass-Through Rate
A-2.................     $296,588,837            Senior/ Floating Rate           January 25, 2046             Aaa/AAA
A-R.................         $100                Senior/REMIC Residual           January 25, 2046             Aaa/AAA

 --------------
 (1) The final scheduled distribution date is the final scheduled distribution date for the deposited underlying certificates.

 (2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. The ratings are derived from the ratings on the deposited underlying certificates.


The certificates will also have the following characteristics:

                                INITIAL
                             PASS-THROUGH
          CLASS                 RATE(1)         PASS-THROUGH RATE     INTEREST ACCRUAL PERIOD   INTEREST ACCRUAL CONVENTION
------------------------     -------------      -----------------     -----------------------   ---------------------------
                                                 28.4000000755% -
                                                 (4.0000000135 x
           A-1                   8.08%              LIBOR)(2)             25th to 24th(3)                30/360(4)
           A-2                   5.48%           LIBOR + 0.40%(5)         25th to 24th(3)                30/360(4)
           A-R                   6.00%                6.00%              calendar month(6)               30/360(4)

 (1) Reflects the expected pass-through rate as of the closing date.

 (2) The pass-through rate on the Class A-1 Certificates may adjust monthly based on one-month LIBOR, subject to a maximum rate of 28.4000000755% and a minimum rate of 0.00% per annum.

 (3) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs (or May 25, 2006, in the case of the first distribution date) and ending on the 24th day of the month in which the distribution date occurs.

 (4) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

 (5) The pass-through rate on the Class A-2 Certificates may adjust monthly based on one-month LIBOR, subject to a maximum rate of 7.50% per annum and a minimum rate of 0.40% per annum. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates--Determination of LIBOR."

 (6) The interest accrual period for any distribution date will be the immediately preceding calendar month.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

  Offered Certificates       Class A-1, Class A-2 and
                              Class A-R Certificates

  LIBOR Certificates         Class A-1 and Class A-2
                                  Certificates
RECORD DATE

The record date for any class of certificates is the last business day of the month immediately preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the trust agreement.

DISTRIBUTION DATES

Distributions on the deposited underlying certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day. We will make distributions on the offered certificates on the same day. The first distribution on the offered certificates is scheduled for June 26, 2006.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8. On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, immediately prior to that distribution date; plus

o    any interest remaining unpaid from prior distribution dates

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available from the deposited underlying certificates on that date for the distribution of principal according to the principal distribution rules described in this free writing prospectus.

OPTIONAL TERMINATION OF THE UNDERLYING TRUST

Although there is no optional termination provision in Residential Asset Securitization Trust 2006-R1, the servicer of the mortgage loans held in the underlying trust may terminate the underlying trust on any distribution date on which the aggregate outstanding stated principal balance of the underlying mortgage loans and any real estate owned by the underlying trust is less than 10% of the aggregate stated principal balance of the underlying mortgage loans as of the cut-off date for the underlying trust. Any termination of the underlying trust will terminate the issuing entity and result in early prepayment of the offered certificates.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

General

The amount available for distributions on the certificates on any distribution date generally consists of the following (after the expenses described under the next heading are subtracted)

o available interest funds, which, with respect to any distribution date, will be equal to the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of interest on the deposited underlying certificates, and

o available principal funds, which, with respect to any distribution date, will be equal to (i) the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of principal on the deposited underlying certificates, reduced by (ii) the expenses and liabilities reimbursable to the depositor and the trustee under the trust agreement and any taxes imposed on the issuing entity (as described under the next heading) that have not previously been paid by a reduction of available funds.

Fees and Expenses

The amounts available for distributions on any distribution date will generally not include amounts reimbursed to the trustee and depositor for taxes and expenses related to each REMIC created as part of the issuing entity. The trustee fee and any expenses reimbursable to the trustee will be paid by the underlying certificate seller, and will not be an obligation of the issuing entity.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

On each distribution date, available funds will be distributed in the following order:

o from available interest funds, to interest on each interest-bearing class of offered certificates, and

o from available principal funds, as principal on the classes of offered certificates, as follows:

         first, to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

         second, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

CREDIT ENHANCEMENT

The issuing entity does not include any credit enhancement mechanism. The only credit enhancement available to the offered certificates consists of the credit enhancement provided to the deposited underlying certificates.

CREDIT ENHANCEMENT OF UNDERLYING TRUST

Subordination

In addition to issuing the deposited underlying certificates, the underlying trust issued nine other classes of certificates, including six classes of certificates that are subordinated to the deposited underlying certificates. These classes of underlying subordinated certificates provide credit enhancement for the deposited underlying certificates as described in the Underlying Prospectus Supplement under the heading "Credit Enhancement--Subordination." Credit enhancement is generally provided to the deposited underlying certificates by allocation of realized losses to the subordinated certificates issued by the underlying trust until the class certificate balances of such subordinated certificates are reduced to zero. However, these subordinated certificates will provide limited protection against certain categories of realized losses such as special hazard losses, bankruptcy losses and fraud losses that are in excess of coverage amounts specified in the Underlying Prospectus Supplement (referred to as excess losses) and described in this free writing prospectus. Any such losses in excess of such amounts will be allocated pro rata to all classes of certificates issued by the underlying trust (including the deposited underlying certificates), even if the aggregate class certificate balance of the subordinated certificates issued by the underlying trust has not been reduced to zero.

If any realized losses, including excess losses, on the underlying mortgage loans are allocated to the deposited underlying certificates, they will be allocated to the Class A-1 and Class A-2 Certificates, pro rata, until their class certificate balances are reduced to zero.

LEGAL INVESTMENT

Each class of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

              DESCRIPTION OF THE DEPOSITED UNDERLYING CERTIFICATES

THE DEPOSITED UNDERLYING CERTIFICATES

         All of the information contained in this free writing prospectus with respect to the Deposited Underlying Certificates (as defined below) is derived from (i) information contained in the prospectus supplement and prospectus related to the Deposited Underlying Certificates (the "UNDERLYING PROSPECTUS SUPPLEMENT") and (ii) information obtained from the monthly statement provided by the Underlying Trustee (as defined below) in connection with the May 25, 2006 Underlying Distribution Date (as defined below) (the "MAY 25, 2006 UNDERLYING TRUST MONTHLY STATEMENT").

         Unless otherwise noted, all of the statistical calculations in this free writing prospectus are based on the information in the May 25, 2006 Underlying Trust Monthly Statement.

         The assets of the IndyMac MBS, Inc. Residential Asset Securitization Trust 2006-R1 (the "ISSUING ENTITY") will consist of 100% of the IndyMac MBS, Inc., Residential Asset Securitization Trust 2006-A3CB, Mortgage Pass-Through Certificates, Series 2006-C (the "UNDERLYING TRUST"), Class A-1 (the "DEPOSITED UNDERLYING CERTIFICATES") issued pursuant to a pooling and servicing agreement, dated as of March 1, 2006 (the "UNDERLYING AGREEMENT"), among IndyMac MBS, Inc., as depositor, IndyMac, F.S.B., as seller and as servicer, and Deutsche Bank National Trust Company, as trustee (in such capacity, the "UNDERLYING TRUSTEE").

         The Deposited Underlying Certificates evidence senior interests in the Underlying Trust created by the Underlying Agreement and were issued together with certain other classes of senior certificates (collectively, the "UNDERLYING SENIOR CERTIFICATES"), certain classes of subordinated certificates (the "UNDERLYING SUBORDINATED CERTIFICATES"), and certain residual interests. The Underlying Trust consists primarily of a pool of conventional, fixed-rate mortgage loans (the "UNDERLYING MORTGAGE LOANS") secured by first liens on one- to four-family residential properties. The aggregate outstanding stated principal balance of the Underlying Mortgage Loans (the "UNDERLYING MORTGAGE POOL PRINCIPAL BALANCE") in the Underlying Trust as of the May 25, 2006 underlying distribution date (the "MAY 25 UNDERLYING DISTRIBUTION DATE") was approximately $400,239,315.

         After giving effect to the distributions made on the Distribution Date for the Deposited Underlying Certificates on May 25, 2006, the Deposited Underlying Certificates had an aggregate class certificate balance of approximately $370,736,146

          In addition, after giving effect to the distributions on the Distribution Date for the Deposited Underlying Certificates on May 25, 2006, the Underlying Subordinated Certificates had an aggregate class certificate balance of approximately $28,161,329, representing approximately 7% of the aggregate class certificate balance of all certificates issued by the Underlying Trust. The Underlying Subordinated Certificates provide credit enhancement for the Underlying Senior Certificates as described in the Underlying Prospectus Supplement under the heading "Credit Enhancement--Subordination" and are the only credit enhancement for the offered certificates.

         The Issuing Entity will be entitled to receive all distributions on the Deposited Underlying Certificates due after May 25, 2006.

ASSIGNMENT OF THE DEPOSITED UNDERLYING CERTIFICATES TO THE ISSUING ENTITY; REPRESENTATIONS AND WARRANTIES

         On the Closing Date, Goldman, Sachs & Co. (the "UNDERLYING CERTIFICATE SELLER") pursuant to a bill of sale, will convey the Deposited Underlying Certificates, together with the right to receive all distributions due thereon after May 25, 2006, to IndyMac MBS, Inc. (the "DEPOSITOR"). In turn, the Depositor will, on the closing date, convey the Deposited Underlying Certificates to Deutsche Bank National Trust Company, as trustee (the "TRUSTEE") under the Trust Agreement (as defined below). The Trustee will hold the Deposited Underlying Certificates through the book-entry facilities of The Depository Trust Company ("DTC").

         The Underlying Certificate Seller will represent and warrant to the Depositor and the Trustee in the Trust Agreement as of the closing date that (i) the Underlying Certificate Seller was the sole owner of the Deposited

Underlying Certificates free and clear of any lien, pledge, charge or encumbrance of any kind; (ii) the Underlying Certificate Seller had not assigned any interest in any Deposited Underlying Certificates or any distributions thereon, except as contemplated in the Trust Agreement; and (iii) the endorsements and other documents furnished to the Trustee in connection with the Deposited Underlying Certificates are sufficient to effect their transfer to the Trustee. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the Deposited Underlying Certificates, the Underlying Certificate Seller, the Depositor, or the Trustee shall give prompt written notice to the others and to the Certificateholders. On or prior to the Distribution Date in July 2006, the Underlying Certificate Seller will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase such Deposited Underlying Certificates if so directed in writing by holders of at least 51% of the Percentage Interests of each class of Offered Certificates. The "PERCENTAGE INTEREST" for any class of Offered Certificates will equal the percentage obtained by dividing the certificate balance of such Certificate by the Class Certificate Balance of such class of certificates.

THE UNDERLYING MORTGAGE LOANS

         All of the information contained in this free writing prospectus with respect to the Underlying Mortgage Loans is based solely on (i) information contained in the Underlying Prospectus Supplement and (ii) information obtained from the May 25, 2006 Underlying Trust Monthly Statement.

         The information set forth on pages S-21 through S-23 and Schedule 1 of the Underlying Prospectus Supplement summarize certain characteristics of the Underlying Mortgage Loans as of March 1, 2006 (the "REFERENCE DATE"). Certain information regarding the Underlying Mortgage Loans is provided in the May 25, 2006 Underlying Trust Monthly Statement. Prior to issuance of the Offered Certificates certain of the Underlying Mortgage Loans may be (or may have been) prepaid in full or in part or may be repurchased as described in the Underlying Prospectus Supplement. The representations and warranties made with respect to the Underlying Mortgage Loans at the time of formation of the Underlying Trust will not be brought down or otherwise updated in connection with the formation of the Issuing Entity.

         The following table sets forth certain delinquency information with respect to the Underlying Mortgage Loans as of the Reference Date, which has been obtained from the May 25, 2006 Underlying Trust Monthly Statement. The information contained in the following table may not be indicative of future delinquent payment rates of the Underlying Mortgage Loans or reductions in the class certificate balance of the Deposited Underlying Certificates.

         For additional information on the Underlying Mortgage Loans, prospective investors should carefully review the Underlying Prospectus Supplement and the May 25, 2006 Underlying Trust Monthly Statement.

            UNDERLYING MORTGAGE LOAN DELINQUENCY INFORMATION FROM THE
                MAY 25, 2006 UNDERLYING TRUST MONTHLY STATEMENT


---------------------------------------------------------------------------------------------------------------
                                           MORTGAGE LOANS DELINQUENT           MORTGAGE LOANS DELINQUENT
       UNDERLYING MORTGAGE POOL                    31-60 DAYS                          61-90 DAYS
---------------------------------------------------------------------------------------------------------------
     PRINCIPAL                         NUMBER OF                           NUMBER OF
   BALANCE AS OF        PRINCIPAL      UNDERLYING                          UNDERLYING
   ORIGINAL ISSUE     BALANCE AS OF     MORTGAGE    PRINCIPAL               MORTGAGE    PRINCIPAL
        DATE           MAY 25, 2006      LOANS      BALANCE(1)     %(2)      LOANS      BALANCE(1)    %(2)
---------------------------------------------------------------------------------------------------------------
  $402,826,346.89    $400,239,315.34     1,947           0           0         0            0           0
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                            MORTGAGE LOANS DELINQUENT                MORTGAGE LOANS
       UNDERLYING MORTGAGE POOL                     91 + DAYS                        IN FORECLOSURE
---------------------------------------------------------------------------------------------------------------
     PRINCIPAL                          NUMBER OF                            NUMBER OF
   BALANCE AS OF        PRINCIPAL      UNDERLYING                           UNDERLYING
   ORIGINAL ISSUE     BALANCE AS OF     MORTGAGE     PRINCIPAL               MORTGAGE     PRINCIPAL
        DATE           MAY 25, 2006       LOANS      BALANCE(1)     %(2)       LOANS      BALANCE(1)    %(2)
---------------------------------------------------------------------------------------------------------------
  $402,826,346.89    $400,239,315.34        0            0           0          0             0          0
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

       UNDERLYING MORTGAGE POOL             REO MORTGAGE LOANS         CUMULATIVE LOSSES
---------------------------------------------------------------------------------------------
     PRINCIPAL                         NUMBER OF
   BALANCE AS OF        PRINCIPAL      UNDERLYING                                CUMULATIVE
   ORIGINAL ISSUE     BALANCE AS OF     MORTGAGE    PRINCIPAL        CUMULATIVE    LOSSES
        DATE           MAY 25, 2006       LOANS     BALANCE(1) %(2)   LOSSES(1)      %
---------------------------------------------------------------------------------------------
  $402,826,346.89    $400,239,315.34       0           0        0        0           0
---------------------------------------------------------------------------------------------

------------
(1) Reflects the application of payments on the Underlying Mortgage Loans due on or before May 1, 2006.

(2) Delinquency, Foreclosure and REO Property percentages are represented as percentages of the aggregate underlying mortgage pool principal balance as of May 1, 2006.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to a Trust Agreement dated as of May 31, 2006 (the "TRUST AGREEMENT") among the Depositor, the Underlying Certificate Seller and the Trustee. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the Trust Agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Trust Agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., the Underlying Certificate Seller or any of their affiliates.

         The Residential Asset Securitization Trust 2006-R1 will issue the Class A-1, Class A-2 and Class A-R Certificates (collectively, the "OFFERED CERTIFICATES"). All of the Offered Certificates are offered by this free writing prospectus. The classes of Offered Certificates will have the respective initial Class Certificate Balances set forth on the cover page and the pass-through rates described on page S-8 of this free writing prospectus.

         When describing the certificates in this free writing prospectus, we use the following terms:

              DESIGNATION                                    CLASSES OF CERTIFICATES
------------------------------------------------------------------------------------------------
        Offered Certificates                     Class A-1, Class A-2 and Class A-R Certificates

         LIBOR Certificates                           Class A-1 and Class A-2 Certificates

         The certificates are generally referred to as the following types:

                       CLASS                                                  TYPE
------------------------------------------------------------------------------------------------
     Class A-1 Certificates:                                   Inverse Floating Pass-Through Rate

     Class A-2 Certificates:                                       Floating Pass-Through Rate

     Class A-R Certificates:                                         Senior/REMIC Residual

         The "CLASS CERTIFICATE BALANCE" of each Class of Offered Certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of certificates of such class as payments of principal, (ii) the amount of Underlying Realized Losses allocated to such class, as described below under "--Allocation of Losses" and (iii) certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement and any taxes imposed on the Issuing Entity allocated to such class, and in the case of Underlying Realized Losses have been allocated to that class, increased by the amount of increase in the principal balance of the Deposited Underlying Certificates due to the receipt of Subsequent Recoveries on the Underlying Mortgage Loans. The Class A-R Certificates will be issued in fully registered certificated form. All of the remaining classes of Offered Certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

         The Decrement and Yield Tables and the original Class Certificate Balances of the Offered Certificates in this free writing prospectus are based on the information in the May 25, 2006 Underlying Trust Monthly Statement.

BOOK-ENTRY CERTIFICATES

         The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $100,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights underlying evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

         The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth in the table under "--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--Interest" below.

         LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "CALCULATION AGENT"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the next initial LIBOR Determination Date will be 5.08%.

DISTRIBUTIONS ON THE DEPOSITED UNDERLYING CERTIFICATES; ACCOUNTS

         On or prior to the closing date, the Trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Trustee will deposit or cause to be deposited in the Distribution Account all amounts it receives in respect of the Deposited Underlying Certificates. It is expected that distributions on the Deposited Underlying Certificates will be received by the Trustee on each Distribution Date and will then be used to make distributions on that day to certificateholders as described below.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

         Funds on deposit in the Distribution Account will not be invested.

EXPENSES

         The following summarizes the related expenses to be paid from the assets of the issuing entity and the source of payments for the expenses:

      TYPE / RECIPIENT (1)                      AMOUNT                        GENERAL PURPOSE
      --------------------                      ------                        ---------------
REMIC expenses                     Expenses incurred in connection     Reimbursement of expenses and
                                   with the administration of the      taxes
                                   REMICs and any taxes owed by the
                                   REMICs
Indemnification expenses / the     Amounts for which the depositor     Indemnification
depositor                          are entitled to indemnification
                                   (3)

      TYPE/RECIPIENT (1)                         SOURCE (2)                     FREQUENCY
      ------------------                         ----------                     ---------
REMIC expenses                     Amounts on deposit in the Distribution     Time to time
                                   Account


Indemnification expenses / the     Amounts on deposit in the Distribution     Monthly
depositor                          Account

(1) Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Trust Agreement.

(2) Unless otherwise specified, the expenses shown in this table are paid prior to distributions on the certificates.

(3)   The depositor is entitled to indemnification of certain expenses.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

         The Trustee is permitted from time to time to withdraw funds from the Distribution Account for the following purposes:

    o to make distributions to the certificateholders as described in this free writing prospectus,

    o to reimburse the Depositor for certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement,

    o    to pay any taxes imposed on the Issuing Entity,

    o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein and

    o to clear and terminate the Distribution Account upon termination of the Trust Agreement.

DISTRIBUTIONS

         Distributions on the Deposited Underlying Certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day (each, an "UNDERLYING DISTRIBUTION DATE"). We will make distributions on the Offered Certificates on the same day (each, a "DISTRIBUTION DATE"). The first Distribution Date for the Offered Certificates is scheduled for June 26, 2006. We will make distributions on each Distribution Date to the persons in whose names the Offered Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (each, a "RECORD DATE").

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Offered Certificates will be made only upon presentment and surrender of the Offered Certificates at the office of the Trustee's agent.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

         As more fully described in this free writing prospectus, distributions of interest on each interest-bearing class of Offered Certificates will be made on each Distribution Date from Available Interest Funds. Similarly, Available Principal Funds will be distributed on each Distribution Date as principal on the class of Offered Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates--Principal" in this free writing prospectus.

         "AVAILABLE INTEREST FUNDS" with respect to any Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of interest on the Deposited Underlying Certificates.

         "AVAILABLE PRINCIPAL FUNDS" with respect to any Distribution Date will be equal to (i) the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on the Deposited Underlying Certificates, reduced by (ii) the sum of certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement and any taxes imposed on the Issuing Entity that have not previously been paid by a reduction of Available Funds.

         "AVAILABLE FUNDS" with respect to any Distribution Date will be equal to the sum of (i) Available Interest Funds and (ii) Available Principal Funds for such Distribution Date.

INTEREST

         The classes of Offered Certificates will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

         Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

                         INITIAL PASS-THROUGH      MAXIMUM/MINIMUM PASS-          FORMULA FOR CALCULATION OF CLASS
CLASS                            RATE                   THROUGH RATE                     PASS-THROUGH RATE
------------------------------------------------------------------------------------------------------------------------

Class A-1                          8.08%            28.4000000755%/0.00%      28.4000000755% - (4.0000000135 x LIBOR)

Class A-2                          5.48%                7.50%/0.40%                   LIBOR + 40 basis points

         On each Distribution Date, each class of certificates will be entitled to receive from Available Interest Funds an amount allocable to interest (as to each such class, the "INTEREST DISTRIBUTION AMOUNT") with respect to the related interest accrual period. The Interest Distribution Amount for any interest-bearing class of Offered Certificates will be equal to the sum of (i) interest at the applicable pass-through rate on the related Class Certificate Balance, immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("UNPAID INTEREST AMOUNTS").

         The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         If the interest entitlement of the Deposited Underlying Certificates is reduced as provided in the Underlying Agreement, the interest entitlement of each interest-bearing class of certificates for the corresponding interest accrual period will be reduced proportionately. A reduction in such interest entitlement may result from Relief Act Reductions, or Net Interest Shortfalls (as defined in the Underlying Prospectus Supplement).

         In the event that, on a particular Distribution Date, Available Interest Funds in the Distribution Account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Offered Certificates, interest will be distributed on each class of Offered Certificates based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of certificates will be entitled to receive on the next Distribution Date. Any Unpaid Interest Amount so carried forward will not bear interest.

PRINCIPAL

         On each Distribution Date, Available Principal Funds will be distributed in the following priority;

         first, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

         second, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Issuing Entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the classes of Offered Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

         On each Distribution Date, all Realized Losses (including Excess Losses) (each as defined in the Underlying Prospectus Supplement) that are allocated to the Deposited Underlying Certificates (collectively, "UNDERLYING REALIZED LOSSES") will be allocated to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

STATEMENTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution on a Distribution Date, the Trustee will make available to certificateholders on the Trustee's website (https://www.tss.db.com/invr), among other things, the information set forth below:

    o Available Interest Funds and Available Principal Funds for such Distribution Date, and the amount (if any) by which Available Principal Funds has been reduced on account of the payment of certain expenses, liabilities and taxes described in the definition thereof;

    o with respect to such Distribution Date, the aggregate amount of principal and interest, stated separately, distributed to holders of each class of Offered Certificates;

    o with respect to such Distribution Date, the amount of any interest shortfall for each class of Offered Certificates, together with the amount of any unpaid interest shortfall for such class immediately following such Distribution Date;

    o with respect to each class of Offered Certificates, the losses allocated to such class with respect to such Distribution Date;

    o the Class Certificate Balance of each class of Offered Certificates, after giving effect to distributions of principal of such certificates on such Distribution Date; and

    o any additional amount distributed to the holder of the Class A-R Certificate on such Distribution Date.

         The monthly statement is prepared by the Trustee based on information it calculates related to the deposited underlying certificates. The trustee is responsible for calculating and verifying the information in the monthly statement. The report to certificateholders may include additional or other information of a similar nature to that specified above.

                               CREDIT ENHANCEMENT

         Except as described under "Description of the Certificates--Allocation of Realized Losses," the Issuing Entity does not include any credit enhancement mechanism. The only credit enhancement available to the certificates consists of the credit enhancement provided to the Deposited Underlying Certificates.

THE SUBORDINATED UNDERLYING CERTIFICATES

         In addition to issuing the Deposited Underlying Certificates, the Underlying Trust issued nine other classes of certificates, including the Subordinated Underlying Certificates. These Subordinated Underlying Certificates provide credit enhancement for the Deposited Underlying Certificates and the other classes of Senior Underlying Certificates as described in the Underlying Prospectus Supplement under the heading "Credit Enhancement--Subordination." Credit enhancement is generally provided to the Senior Underlying Certificates by allocation of realized losses to the Subordinated Underlying Certificates until the class certificate balances of such Subordinated Underlying Certificates are reduced to zero. However, the Subordinated Underlying Certificates will provide limited protection against certain categories of realized losses (referred to as excess losses) such as special hazard losses, bankruptcy losses and fraud losses that are in excess of coverage amounts specified in the Underlying Prospectus Supplement and described in this free writing prospectus. Any such losses in excess of such amounts will be allocated pro rata to all classes of certificates issued by the Underlying Trust (including the Deposited Underlying Certificates), even if the aggregate class certificate balance of the Subordinated Underlying Certificates has not been reduced to zero.

         If any Underlying Realized Losses, including excess losses, on the Underlying Mortgage Loans are allocated to the Deposited Underlying Certificates, they will be allocated to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

         See "Description of the Certificates--Allocation of Losses" and "Credit Enhancement--Subordinated of Certain Classes" in the Underlying Prospectus Supplement for a description of the allocation of Realized Losses (including Excess Losses). As reported in the May 25, 2006 Underlying Trust Monthly Statement, as of the applicable record date, the Special Hazard Loss Coverage Amount, the Bankruptcy Loss Coverage Amount and the Fraud Loss Coverage Amount for the Underlying Trust each equaled $4,017,108.78, $12,084,790.00 and $150,000, respectively.




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